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                                                                     EXHIBIT 4.4

                          BEIJING MED-PHARM CORPORATION

                  FORM OF SERIES [A/B] WARRANT FOR COMMON STOCK

THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

Right to purchase [_____________ THOUSAND ______________________ AND 00/100
(____)] shares (subject to adjustment) of the common stock, $.001 par value (the "STOCK") of BEIJING MED-PHARM CORPORATION, a Delaware corporation (the "COMPANY").

     The Company hereby certifies that, for value received,

                                [WARRANT HOLDER]

     or registered assigns (the "HOLDER"), is entitled to purchase from the Company at any time or from time to time during the Exercise Period (as hereinafter defined) an aggregate of [_____] fully paid and nonassessable shares, subject to adjustment as provided below, of the Stock, on the payment therefore of the aggregate exercise price which shall be [$1.875 Series A Warrants] [$2.25 Series B Warrants] per share (subject to adjustment) (the "PER SHARE EXERCISE PRICE") multiplied by the number of shares of Stock to be issued (the "EXERCISE PRICE"), upon the surrender of this Warrant duly signed by the registered Holder hereof at the time of exercise, accompanied by payment of the Exercise Price, upon the terms and subject to the conditions hereinafter set forth.

     The Warrant represented hereby is delivered pursuant to and is subject to that certain Subscription Agreement accepted by the Company as of October ___, 2005 by and between the Company and the Holder (the "AGREEMENT"). Capitalized terms used herein without definition shall have the meanings set forth in the Agreement.

     EXERCISE OF WARRANT. This Warrant shall be exercisable commencing on the date hereof and shall expire at the times specified herein under the heading "EXPIRATION OF WARRANT" (the "EXERCISE PERIOD"). Subject to the foregoing restrictions, during the Exercise Period this Warrant, the Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time during the Exercise Period, by surrendering this Warrant, with the Exercise of Warrant and Declaration appended hereto duly executed by or on behalf of the Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Exercise Price payable in respect of the number of shares of Stock purchased upon such exercise.

     EXPIRATION OF WARRANT. This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

               (i)  5:00 p.m., Philadelphia local time, on October 7, 2010; or

               (ii) a Change of Control (as defined below); or



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               (iii) the forty-fifth (45th) day following the Company's delivery of notice to the Holder of a Trading Price Termination Event (as defined below).

     For purposes hereof, a "TRADING PRICE TERMINATION EVENT" shall mean at any time that the Company's Stock is listed for trading on a national securities exchange, the NASDAQ National Market or other nationally recognized trading system, or is quoted on the Pink Sheets LLC or similar over-the-counter service, the occurrence of a period of twenty (20) consecutive trading days during which the quoted bid price of the Company's Common Stock has been greater than a price equal to two hundred percent (200%) of the Exercise Price. The Company shall notify the Holder in writing of the occurrence of any Trading Price Termination Event.

     In the event of a proposed Change of Control, the Company shall give the Holder ten (10) days prior notice of the proposed closing date of the Change of Control and, to the extent the Warrant has not been exercised by such date, then this Warrant shall terminate. "CHANGE OF CONTROL" shall mean:

               (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other form of reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, but excluding any transaction effected primarily for the purpose of changing the Company's jurisdiction of incorporation), unless the Company's stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions hold at least a majority of the voting power of the surviving or acquiring entity; or

               (ii) a sale of all or substantially all of the assets of the
                    Company.

     DELIVERY OF STOCK CERTIFICATE UPON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Exercise Price (which payment shall be deemed to have occurred when funds are immediately available to the Company without provisions), the Company will cause to be issued in the name of and delivered to the registered Holder hereof or its assigns, or such Holder's nominee or nominees, a certificate or certificates for the number of full shares of Stock of the Company to which such Holder shall be entitled upon such exercise (and in the case of a partial exercise, a Warrant of like tenor for the unexercised portion remaining subject to exercise prior to the expiration of the Exercise Period set forth herein). For all corporate purposes, such certificate or certificates shall be deemed to have been issued and such Holder or such Holder's designee to be named therein shall be deemed to have become a holder of record of such shares of Stock as of the date the duly executed exercise form pursuant to this Warrant, together with full payment of the Exercise Price, is received by the Company as aforesaid. No fraction of a share or scrip certificate for such fraction shall be issued upon the exercise of this Warrant; in lieu thereof, the Company will pay or cause to be paid to such Holder cash equal to a like fraction at the prevailing fair market price for such share as determined in good faith by the Company.

     ADJUSTMENTS.

          (A) REGISTRATION DEFAULT. The Company and the Holder agree that the Holder will suffer damages if the Company fails to fulfill its obligations pursuant to Section 5 of the Agreement and that it would not be possible to ascertain the extent of such damages with precision. Accordingly, the Company hereby agrees to provide liquidated damages to the Investor an adjustment to the Per Share Exercise Price under the following circumstances (each such event a "REGISTRATION DEFAULT") if the Registration Statement referred to in Section 5 of the Agreement:

               (i) is not filed by the Company on or prior to sixty (60) days after the Closing Date; or
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               (ii) is not declared effective by the SEC on or prior to the
                    180th day after the Closing Date.

               In the event that there shall occur a Registration Default as defined in the Agreement, then the Per Share Exercise Price shall be reduced by $0.10 for each full thirty (30) day period for which such Registration Default exists and is continuing.

          (B) DIVIDENDS. In the event that a dividend shall be declared upon the Stock of the Company payable in shares of Stock, the number of shares of Stock covered by this Warrant shall be adjusted by adding thereto the number of shares that would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend.

          (C) REORGANIZATIONS, CONSOLIDATIONS, MERGERS. Except as otherwise set forth herein, in the event that the outstanding shares of Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then upon exercise of this Warrant there shall be substituted for the shares of Stock covered by this Warrant, the number and kind of shares of stock or other securities that would have been substituted therefor if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such changed or substituted stock or other securities and the exercise price shall be proportionately adjusted.

          (D) OTHER CHANGES. In the event there shall be any change, other than specified above, in the number or kind of outstanding shares of Stock of the Company or of any stock or other securities into which such Stock shall be changed or for which it shall have been exchanged, then if the Board of Directors shall determine, in good faith, that such change equitably requires an adjustment in the number or kind of shares covered by this Warrant, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes on this Warrant.

     LOST, STOLEN, DESTROYED OR MUTILATED WARRANT. Upon receipt by the Company of evidence satisfactory (in the exercise of reasonable discretion) to it of the ownership of and the loss, theft or destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity satisfactory (in the exercise or reasonable discretion) to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Company will issue and deliver, in lieu thereof, a new Warrant of like tenor.

     TRANSFER AND TRANSFER RESTRICTIONS.

          (A) OWNER OF WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided below.

          (B) TRANSFER OF WARRANT. The Company agrees to maintain, at its then principal place of business, books for the registration of the Warrant and transfers thereof, and, subject to the provisions of subsections C, D and E below, this Warrant and all rights hereunder are transferable, in whole or in part, on said books at said office, upon surrender of this Warrant at said office, together with a written assignment of this Warrant duly executed by the Holder hereof or his duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees
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               and in the denominations specified in such instrument of
               assignment, and this Warrant shall promptly be canceled.

          (C) RESTRICTIONS ON EXERCISE AND TRANSFER. Neither this Warrant nor the shares of Stock issuable upon exercise of this Warrant have been registered under the Act or any state securities laws. Therefore, in order to, among other things, insure compliance with the Act, notwithstanding anything else in the Warrant to contrary, the Holder of this Warrant, including any successive Holder, agrees by accepting this Warrant as follows: No Holder shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any portion of this Warrant (or any of the shares of Stock that may be issued upon the exercise hereof). Notwithstanding the foregoing, a Holder may transfer all or any portion of this Warrant (or any of the shares of Stock that may be issued upon the exercise hereof):

               (I) as part of a registered public offering of the Company's securities or pursuant to Rule 144 under the Act,

               (II) by pledge that creates a mere security interest in all or any portion of this Warrant (or any of the shares of Stock which may be issued upon the exercise hereof), provided that the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Warrant to the same extent as if it were the Holder making such pledge,

               (III) either during his lifetime or on death by will or the laws of descent and distribution to his siblings, ancestors, descendants or spouse, or any custodian or trustee for the account of Holder or Holder's siblings, ancestors, descendants or spouse, or

               (IV) to an affiliate or a partner of Holder, provided, in each such case, a transferee shall receive and hold all or any portion of this Warrant (or any of the shares of Stock that may be issued upon the exercise hereof) subject to the provisions of this Warrant and there shall be no further transfer except in accordance herewith.

               No party will avoid the provisions of this Warrant by making one or more transfers to an affiliate of such party and then disposing of all or any portion of such party's interest in such affiliate; provided, however, that in any event, this Warrant may not be sold or transferred in the absence of registration under the Act unless the Company receives an opinion of counsel reasonably acceptable to it stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of the Act.

          (D) LEGEND ON SHARES. Each certificate for shares of Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Act, shall bear substantially the following legend (and any additional legend required under the Act or otherwise):

                    "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR
                    (II) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT."

               Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a
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               registration statement under the Act of the securities
               represented thereby) also shall bear such legend unless, in the opinion of counsel for the Company, the securities represented thereby need no longer be subject to the transfer restrictions contained in this Warrant. The exercise and transfer restriction provisions of this Warrant shall be binding upon all subsequent Holders of this Warrant.

     COVENANTS. The Company covenants that, so long as this Warrant is exercisable, the Company will reserve from its authorized and unissued Stock a sufficient number of shares to provide for the delivery of Stock pursuant to the exercise of this Warrant. The Company further covenants that all shares of Stock that shall be so deliverable upon exercise of this Warrant shall be duly and validly issued and fully paid and nonassessable.

     MISCELLANEOUS. This Warrant does not confer upon the Holder any rights of a stockholder of the Company, including, without limitation, any right to vote or to consent to or receive notice as a stockholder of the Company.

     HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Dated: October __, 2005                 BEIJING MED-PHARM CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
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                       EXERCISE OF WARRANT AND DECLARATION

To: BEIJING MED-PHARM CORPORATION

The undersigned Holder hereby exercises the right to purchase _________________ shares of Common Stock, $.001 par value of Beijing Med-Pharm Corporation, a Delaware corporation (the "COMPANY"), and delivers to the Company herewith the Exercise Price.

The undersigned declares and represents to the Company that the intention of this exercise is to acquire the aforementioned shares for investment only and not for resale or with a view to the distribution thereof, except as the same may be made in compliance with all applicable securities laws. The undersigned has been advised that the shares being issued to the undersigned are not being registered under the Securities Act of 1933, as amended (the "ACT"), on the grounds that this transaction is exempt under the Act as not involving any public offering. As a result of not being registered under the Act, the undersigned has been advised and agrees that the shares may not be sold or offered for sale in the absence of an effective registration statement as to the securities under the Act and any applicable state securities acts or the availability of an exemption from the registration requirements under the Act and any applicable state securities acts. The undersigned represents that the undersigned is an "accredited investor" within the meaning of Rule 501 promulgated under the Act. The undersigned has considered the federal and state income tax implications of the exercise of this Warrant and the purchase and subsequent sale of the shares purchased hereby.

You will kindly forward a certificate or certificates for the shares purchased hereby and, if such shares shall not include all of the shares provided in this Warrant, a new Warrant of like tenor and date for the balance of the shares issuable thereunder shall be delivered to the undersigned at the address set forth below.

Date:                                   Name of Holder
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                                        By:
                                            ------------------------------------
                                        Address:

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                                                     SCHEDULE OF WARRANTS ISSUED
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NUMBER OF WARRANTS ISSUED          EXERCISE PRICE
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                  524,914                   1.875
                  524,914                    2.25